SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2018

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (606) 324-7196

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2018, Poage Bankshares, Inc. (the "Company") held its Annual Meeting of Stockholders.  The final vote results as to each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected as directors of the Company for a three-year term and until their successors are elected and qualified, by the following vote:

	For	Withheld	Broker Non-Votes

Stephen S. Burchett	1,793,778	478,177	692,499
Daniel King III	2,084,294	187,661	692,499

2.	An advisory, non-binding vote on a resolution approving the executive compensation as disclosed in the Company's proxy statement was as follows:
For	Against	Abstain	Broker Non-Votes
1,885,777	250,697	135,481	692,499

3.	The appointment of Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2018 was ratified by the following vote:
For	Against	Abstain	Broker Non-Votes
2,849,849	46,341	68,264	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POAGE BANKSHARES, INC.

Date: May 15, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer